Exhibit 99.1

RH ANNOUNCES PRICING OF $300 MILLION CONVERTIBLE NOTES OFFERING

Corte Madera, CA – September 13, 2019 – RH (NYSE: RH) announced today the pricing of $300 million of 0.00% convertible notes due 2024 at a 25% conversion premium to yesterday’s closing stock price of $169.12. RH also granted the initial purchaser of the notes a 13-day option to purchase up to an additional $50 million of the notes on the same terms and conditions, for a total potential offering size of up to $350 million. The sale of the notes to the initial purchaser is expected to settle on September 17, 2019, subject to customary closing conditions.

In connection with the offering of the notes, RH has entered into convertible note hedge and warrant transactions on terms that have the effect of limiting earnings dilution as a result of the convertible notes issuance up to a 100% premium to yesterday’s closing stock price. Under the terms of these transactions, the Company’s shareholders are not expected to experience earnings dilution until the Company’s stock price is above approximately $338.24.

RH expects to use the net proceeds from the offering to (i) pay the net costs of the convertible note hedge and warrant transactions, (ii) retire the Company’s $200 million of outstanding second lien debt, (iii) reduce outstanding borrowings under the Company’s credit facilities and (iv) for general corporate purposes.

The notes will not bear interest and will mature on September 15, 2024, unless earlier purchased by us or converted. The initial conversion rate is 4.7304 shares of common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $211.40 per share representing a premium of 25% over yesterday’s closing stock price. The notes will be convertible into cash, shares of RH’s common stock, or a combination thereof, at RH’s election.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The notes and the shares of common stock issuable upon conversion of the notes, if any, will not be registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

About RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its Retail Galleries, Source Books, and online at RH.com, RHModern.com, RHBeachHouse.com, RHBabyandChild.com, RHTeen.com, and waterworks.com.

Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the anticipated dilution impact to holders of the common stock due to the notes and the convertible note hedge and warrant transactions, any implications regarding the possible future price of the Company’s common stock, the expected use of the net proceeds from these transactions, and the anticipated timing of the closing of the transactions. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The forward-looking statements in this press release speak only as of the date of this press release and are subject to uncertainty and changes. Given these circumstances, you should not place undue reliance on these forward-looking statements. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such forward-looking statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact

Allison Malkin

203-682-8225

allison.malkin@icrinc.com